Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated May 6, 2020 relating to the balance sheet of Freeline Therapeutics Holdings plc (formerly Freeline Therapeutics Holdings Limited) included in the Registration Statement (File No. 333-239938) of Freeline Therapeutics Holdings plc.

Deloitte LLP

/s/ Deloitte LLP

Reading, United Kingdom

August 6, 2020